UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2007

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Diversa Corporation

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Amendment of a Material Definitive Agreement.

In accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of February 12, 2007 and as subsequently amended, by and among Diversa Corporation, a Delaware corporation (“Diversa”), Concord Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Diversa (“Merger Sub”), Celunol Corp., a Delaware corporation (“Celunol”), and William Lese as the representative of Celunol’s stockholders (the “Merger Agreement”), Celunol issued to Diversa an unsecured promissory note (the “Note”) pursuant to which Diversa loaned Celunol $27.5 million. On June 20, 2007, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Celunol with Celunol becoming a wholly-owned subsidiary of Diversa (the “Merger”). The terms of the Note provide that all outstanding principal and accrued interest under the Note are due and payable by Celunol to Diversa (which, subsequent to the closing of the Merger, changed its name to Verenium Corporation (“Verenium”) — see Item 8.01 below) 15 business days following the closing of the Merger. Verenium anticipates that no amounts due and owing under the Note will be paid by Celunol to Verenium and that all such amounts will be contributed to the capital of Celunol.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 20, 2007, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Celunol with Celunol becoming a wholly owned subsidiary of Verenium.

Under the terms of the Merger Agreement, Verenium will issue 15 million shares of its common stock (the “Merger Shares”) to Celunol securityholders in exchange for all the equity securities of Celunol, including shares that will be issuable under Celunol options and warrants that will be assumed by Verenium, Based on Verenium’s shares outstanding prior to the closing of the Merger, and assuming all 15 million shares of common stock to be issued in connection the Merger are in fact issued, Verenium’s pre-Merger stockholders will own approximately 76% of Verenium and Celunol’s former securityholders will own approximately 24% of Verenium.

As a result of the Merger each outstanding share of Celunol common stock, Celunol Series A preferred stock and Series C preferred stock automatically converted into the right to receive shares of Verenium common stock in amounts calculated pursuant to the Merger Agreement and described under “The Merger-Merger Consideration and Adjustment” in the joint statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the Registration Statement on Form S-4 dated March 19, 2007, as amended (Reg. No. 333-141392), filed by Verenium with the Securities and Exchange Commission. Each outstanding option and warrant to purchase Celunol common stock or Celunol preferred stock was assumed by Verenium at the effective time of the Merger and became an option or warrant to purchase shares of Verenium common stock in amounts and at exercise prices as described under “The Merger—Stock Options and Warrants” in the Joint Proxy Statement/Prospectus. The descriptions referenced above under “The Merger—Merger Consideration and Adjustment” and “The Merger—Stock Options and Warrants” in the Joint Proxy Statement/Prospectus are incorporated by reference herein.

Mark Leschly, a director of Verenium, is a principal of Rho Capital Partners, Inc., which is affiliated with Rho Management Trust II, Rho Management Trust III and Rho Management Partners L.P., which are funds affiliated with other funds that were, prior to the Merger, securityholders of Celunol. Certain affiliates of Rho Capital Partners, Inc. are also stockholders of Verenium. By virtue of Mr. Leschly’s position with Rho Capital Partners, Inc. and its affiliated funds, and the fact that certain of these affiliated funds will be entitled to consideration from Verenium in connection with the consummation of the Merger by virtue of being securityholders of Celunol, Mr. Leschly, directly or indirectly may be an interested director in connection with the Merger. In addition, Joshua Ruch, a director of Celunol, is also affiliated with Rho Capital Partners, Inc., which is in turn affiliated with other funds that were, prior to the Merger, Celunol securityholders, and was also formerly a member of the Verenium Board of Directors. In connection with the Merger, Mr. Ruch has been elected to the Board of Directors of Verenium. Furthermore, James Cavanaugh, a director of Verenium and chairman of the Verenium Board of Directors, is a general partner in several HealthCare Ventures limited partnerships whose limited partners include certain affiliates of Mr. Leschly and Mr. Ruch, by virtue of their positions as managing partners of Rho Capital Partners, Inc.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Edward T. Shonsey, Verenium’s Chief Executive Officer prior to the Merger, and Anthony E. Altig, Verenium’s Senior Vice President, Finance and Chief Financial Officer prior to the Merger, are party to certain transitional employment agreements dated March 15, 2007 by and between each of Mr. Shonsey and Mr. Altig, respectively, and Verenium (the “Transitional Employment Agreements”). Pursuant to each of the Transitional Employment Agreements, Messrs. Shonsey and Altig have resigned as Chief Executive Officer and Senior Vice President, Finance and Chief Financial Officer, of Verenium, respectively, effective as of the close of the Merger, but remain employed by Verenium pursuant to the terms of the Transitional Employment Agreements through August 15, 2007. In addition, R. Patrick Simms, Verenium’s Senior Vice President, Operations, prior to the Merger, is party to a transitional employment agreement dated May 7, 2007 with Verenium (the “Simms Transitional Employment Agreement”). Pursuant to the Simms Transitional Employment Agreement, Mr. Simms has resigned as Senior Vice President, Operations, of Verenium, effective as of the close of the Merger, but will remain employed by Verenium pursuant to the terms of the Simms Transitional Employment Agreement until the 60th day following closing of the Merger or sooner if requested by Verenium’s Board of Directors.

(c) Pursuant to the terms of the Merger Agreement, on June 20, 2007, the Board of Directors of Diversa appointed each of the following executive officers to serve, as of the effective time of the Merger, in the following capacities: Carlos A. Riva, as President and Chief Executive Officer, John A. McCarthy, Jr., as Executive Vice President and Chief Financial Officer, and John R. Malloy, Jr., as Executive Vice President, Biofuels. The following is a brief biographical summary for each of Messrs. Riva, McCarthy and Malloy:

Mr. Riva, age 54, has been Celunol’s Chairman and Chief Executive Officer since 2006. Prior to joining Celunol, from 2003 to 2005 Mr. Riva served as Executive Director of Amec plc, a major global construction and engineering company based in the U.K., where he was responsible for the company’s operations in the United States and Britain and for Amec’s global oil and gas business strategy. From 1995 to 2003, Mr. Riva was Chief Executive Officer of InterGen, a Boston-based joint venture between Shell and Bechtel that developed more than 18,000 megawatts of electric generating capacity, along with gas storage and pipelines, on six continents. Under his leadership InterGen raised $9 billion of non-recourse project financing to construct power projects and grew from a development company concept to a successful, global operating business. From 1992 to 1994 Mr. Riva was President and Chief Operating Officer of Boston-based J. Makowski Company, which developed the first independent power project in the United States. Mr. Riva received his S.B. and M.S. degrees in Civil Engineering from M.I.T. and Stanford University respectively, and an M.B.A. from the Harvard Business School.

Mr. McCarthy, age 48, has been Celunol’s Executive Vice President and Chief Financial Officer since 2006. Prior to joining Celunol, Mr. McCarthy spent the previous 15 years in the healthcare/life sciences industry, focused on managing the transformational growth of early-stage companies into diversified entities and led three companies through the initial public offering process, raising over $375 million in the private and public capital markets. Mr. McCarthy served as Senior Vice President and Chief Financial Officer of Xanthus Pharmaceuticals from 2005 to 2006, Senior Vice President Corporate Development and Chief Financial Officer of Synta Pharmaceuticals from 2004 to 2005, Executive Vice President and Chief Financial Officer of Exact Sciences from 2000 to 2004, and President of the Managed Care Services Division of Concentra Managed Care from 1994 to 1998. Prior to his operating career, Mr. McCarthy worked in the Investment Banking Division of Morgan Stanley in New York from 1987 to 1989. Mr. McCarthy received a B.S. from Lehigh University and an M.B.A. from the Harvard Business School.

Mr. Malloy, age 48, has been Celunol’s Executive Vice President since 2005. Mr. Malloy is responsible for Celunol’s project and technology development activities. Prior to joining Celunol, Mr. Malloy spent the previous 20 years in the energy industry, serving as Chief Operating Officer for Wilson TurboPower in 2005, and as President and Chief Operating Officer of Predictive Power from 2002 to 2005, both early stage, venture-backed M.I.T. energy technology start-up companies. From 1995 to 2001, Mr. Malloy served in various capacities with Citizens Lehman Power and Edison Mission Energy, after its purchase of Citizens Lehman Power, including Vice President Business Development and Executive Vice President, Business and Corporate Development. From 1994 to 1995, Mr. Malloy was Chief Operating Officer of Beacon Energy Company. Mr. Malloy was an executive at Wheelabrator Technologies from 1985 to 1991 and 1992 to 1994 when he served as Project Vice President. Mr. Malloy was a Director of Project Development for U.S. Generating Company from 1991 to 1992. Mr. Malloy received a BSME from the University of Massachusetts and an SMME from M.I.T.

In connection with the Merger, Verenium entered into an employment agreement with Carlos A. Riva, which became effective on June 20, 2007 (the “Riva Employment Agreement”). Pursuant to the Riva Employment Agreement, Mr. Riva will be paid a monthly base salary of $38,333.84 as the President and Chief Executive Officer of Verenium, and shall be eligible to receive an annual performance-based incentive bonus of up to a maximum 60% of his base salary earned during such period. Additionally, Mr. Riva was granted an option to purchase one million shares of Verenium common stock, which shall vest over a 4 year period, with one-twelfth of the options vesting on the final day of the quarter of the calendar year first following the fifteen month anniversary of June 20, 2007, and an additional one-twelfth of the options vesting on the final day of each quarter of each calendar year thereafter. During the term of the Riva Employment Agreement, Mr. Riva shall also be entitled to receive similar benefits that Verenium makes available to other similarly situated employees. In the event that Mr. Riva is terminated without cause or resigns for good reason, Verenium shall pay Mr. Riva severance pay in the amount of his then-current base salary for a period of twelve months after the date he is terminated. Additionally, at the discretion of the Verenium Board of Directors, Mr. Riva may be eligible for a pro rata bonus for the year in which he is terminated. The vesting of the Mr. Riva’s options will fully accelerate in the event that Mr. Riva is terminated without cause or resigns for good reason within the one month period preceding or the thirteen month period following a change in control of Verenium. The Riva Employment Agreement also contains other customary provisions. The foregoing description of the Riva Employment Agreement is qualified in its entirety by reference to the Riva Employment Agreement attached hereto as Exhibit 10.1, and incorporated herein by reference.

(d) On June 20, 2007, the following individuals were elected to the Board of Directors of Diversa: Michael Zak, who was appointed to serve Verenium’s Diversa’s 2008 annual meeting of stockholders, Joshua Ruch, who was appointed to serve until Verenium’s 2009 annual meeting of stockholders, and Carlos A. Riva, who was appointed to serve until Verenium’s 2010 annual meeting of stockholders. In addition, Joshua Ruch was appointed to the Compensation Committee of the Board of Directors and Michael Zak was appointed to the Audit Committee of the Board of Directors. Each of Messrs. Zak and Ruch shall receive the same compensation for his Board service that Verenium provides to its other non-employee directors, namely an annual retainer of $25,000, a fee of $1,500 per Board meeting attended, a fee of $1,000 per meeting for committee participation, and an additional fee, if applicable, of $1,000 per committee meeting for directors who serve as committee chairpersons for Board committees. Verenium also anticipates that it will grant stock options to Messrs. Ruch and Zak under its 2005 Non-Employee Directors’ Equity Incentive Plan at a time determined by the Board of Directors. Verenium also expects to enter into indemnification agreements with each of Messrs. Zak, Ruch and Riva in the form that it has entered into with its other directors. The following is a brief biographical summary for each of Messrs. Ruch and Zak.

Mr. Ruch, 58, has served as a director of Celunol since 2004. Mr. Ruch is the Chairman and Chief Executive Officer of Rho Capital Partners, Inc., an investment and venture capital management company, which he co-founded in 1981. Prior to founding Rho, Mr. Ruch was employed in investment banking at Salomon Brothers. Mr. Ruch received a B.S. degree in electrical engineering from the Israel Institute of Technology (Technion) and an MBA from the Harvard Business School. Mr. Ruch is also a director of Genvec, Inc. (Nasdaq: GNVC) and a number of private companies.

Mr. Zak, 53, has been a director of Celunol since 2004. Since 1991 Mr. Zak has been with Charles River Ventures, a venture capital management company, where he invests in alternative energy and fuel technologies among other industries including voice and data communications equipment, networking software, applications software and services, optical communications equipment, network monitoring and analysis software, semiconductors and wireless communications equipment. From 1986 to 1991 he served as co-founder and Vice President of Concord Communications, a start-up network monitoring and analysis software company which subsequently became a successful investment of Charles River Ventures. From 1981 to 1986 Mr. Zak was employed by Motorola, Inc. and McKinsey & Company, Inc., and from 1975 to 1979 he served as a communications and signals intelligence officer in the United States Marine Corps. Mr. Zak holds a B.S. degree in engineering from Cornell University and an M.B.A. from the Harvard Business School.

(e) The Verenium 2007 Equity Incentive Plan (the “2007 EIP”) was approved at Verenium’s Annual Meeting of Stockholders held on June, 20, 2007. A description of the 2007 EIP can be found in the Joint Proxy Statement/Prospectus under the heading “Diversa Proposal No. 4: Approval of Diversa 2007 Equity Incentive Plan”, and such description is incorporated herein. Such description of the 2007 EIP is qualified in its entirety by reference to the 2007 EIP attached hereto as Exhibit 10.2, and incorporated by reference herein.

Additionally, at the Annual Meeting of Stockholders held on June 20, 2007, an amendment to the Verenium Employee Stock Purchase Plan (the “Purchase Plan Amendment”) was approved. A description of the Purchase Plan Amendment can be found in the

Joint Proxy Statement/Prospectus under the heading “Diversa Proposal No. 5: Amendment of Diversa Employee Stock Purchase Plan”, and such description is incorporated herein. Such description of the Purchase Plan Amendment is qualified in its entirety by reference to the Purchase Plan Amendment attached hereto as Exhibit 10.3 and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Verenium’s Board of Directors approved an amendment to its certificate of incorporation, effective as of June 20, 2007, to (i) increase the authorized number of shares of common stock from 90,000,000 shares to 170,000,000 shares and (ii) remove a provision that allows Verenium to indemnify its agents for a breach of duty to the company and its stockholders in excess of certain limits under California law (the “Certificate Amendment”). The Certificate Amendment was approved by Verenium’s stockholders at the Annual Meeting of Stockholders on June 20, 2007.

The foregoing description of the Certificate Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of Diversa’s Certificate of Amended of Restated Certificate of Incorporation attached as Exhibit 3.1 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On June 20, 2007, pursuant to a Certificate of Ownership and Merger, Diversa merged with and into Subverday, Inc., a Delaware corporation and wholly-owned subsidiary of Diversa (the “Short Form Merger”). In connection with the Short Form Merger, Diversa changed its name to Verenium Corporation, and is now trading on the Nasdaq Global Market under the new ticker symbol “VRNM”. References to “Verenium” in this Current Report on Form 8-K shall include references to Diversa, if applicable.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The consolidated financial statements of Celunol, including the report of the independent certified public accounting firm, Grant Thornton LLP, required by this item are incorporated by reference into this Current Report on Form 8-K from Verenium’s Registration Statement on Form S-3, filed with the Securities and Exchange Commission on June 20, 2007.

(b) Pro Forma Financial Information

The pro forma financial information required by this item are incorporated by reference into this Current Report on Form 8-K from Verenium’s Registration Statement on Form S-3, filed with the Securities and Exchange Commission on June 20, 2007.

(d) Exhibits

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Diversa Corporation

10.1	Employment Agreement, dated June 20, 2007, between Diversa Corporation and Carlos A. Riva.

10.2	Verenium 2007 Equity Incentive Plan. (1)

10.3	Amendment of Verenium Employee Stock Purchase Plan.

23.1	Consent of Grant Thornton LLP.

(1)	Filed as Annex D to Diversa Corporation’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on March 19, 2007, as amended (Reg. No. 333-141392 and incorporated by reference as an exhibit herein).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: June 26, 2007	By:	/s/ John A. McCarthy, Jr.
	Name:	John A. McCarthy, Jr.
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of Diversa Corporation

10.1	Employment Agreement, dated June 20, 2007, between Diversa Corporation and Carlos A. Riva.

10.2	Verenium 2007 Equity Incentive Plan. (1)

10.3	Amendment of Verenium Employee Stock Purchase Plan.

23.1	Consent of Grant Thornton LLP.

(1)	Filed as Annex D to Diversa Corporation’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on March 19, 2007, as amended (Reg. No. 333-141392).